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                                                                   Exhibit 10.18
                        EXECUTIVE EMPLOYMENT AGREEMENT
                             PLANAR SYSTEMS,  INC.

PARTIES:  Planar Systems, Inc.              ("Company"),
          1400 NW Compton Drive
          Beaverton, Oregon 97008

          Balakrishnan Krishnamurthy        ("Executive")
          3131 NW 128th Place
          Portland, OR 97229

DATE:     September 24, 1999


                                   RECITAL:


     The Company wishes to obtain the services of the Executive and Executive wishes to provide his services to the Company upon the terms and conditions set out in this Agreement.

                                  AGREEMENT:

     NOW, THEREFORE, for valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


                                   ARTICLE 1
                                  DEFINITIONS
                                  -----------

     1.1  "Base Salary" shall mean regular cash compensation paid on a periodic
           -----------
     basis exclusive of benefits, bonuses or incentive payments.

     1.2  "Board" shall mean the Board of Directors of Company.
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     1.3  "Disability" shall mean the inability of the Executive to perform the
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     essential functions of his position under this Agreement, with reasonable accommodation, because of physical or mental incapacity for a continuous period of five (5) months, as reasonably determined by the Board after consultation with a qualified physician selected by the Board.

     1.4  "Company" shall mean Planar Systems, Inc. and, any successor in
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     interest by way of consolidation, operation of law, merger or otherwise.

                                   ARTICLE 2
                          EMPLOYMENT, DUTIES AND TERM
                          ---------------------------

Exhibit A - List of Business Interests

     2.1  Employment.  Upon the terms and conditions set forth in this
          ----------
     Agreement, the Company hereby employs the Executive in the position of President and Chief Executive Officer, and the Executive accepts such employment effective as of September 27, 1999.

     2.2  Duties.  The Executive shall devote his full-time and best efforts to
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     the Company and to fulfilling the duties of his position which shall include all duties commonly incident to the offices of President and Chief Executive Officer, including but not limited to, supervision and direction of Company operations; personnel and financial matters; reports to the Board concerning all phases of the operation of the Company and maintenance of all records sufficient to meet the reporting requirements of the Company, and such other duties as may from time to time be assigned to him by the Board. The Executive shall comply with the Company's policies and procedures to the extent they are not inconsistent with this Agreement, in which case the provisions of this Agreement shall prevail.

     2.3  Term.  This Agreement shall remain in effect until the earlier of (i)
          ----
     termination pursuant to Article 4 of this Agreement or (ii) the second Anniversary of the date hereof; provided, however, that commencing on the second Anniversary of the date hereof and each Anniversary thereafter, the term of this Agreement shall automatically be extended for one additional year unless at least 90 days prior to such Anniversary Executive or the Company shall have given notice to the other that the term of this Agreement shall not be extended.

     2.4  Board Membership.  Company shall appoint Executive to the Board to
          ----------------
     serve until the next Board election at which time Company shall use its best efforts to obtain Executive's re-election to the Board.

                                   ARTICLE 3
                           COMPENSATION AND EXPENSES
                           -------------------------

     3.1  Base Salary.  For all services rendered under this Agreement, the
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     Company shall pay Executive a Base Salary at an annual rate of $350,000.
     Company shall pay Executive in approximately equal monthly amounts pursuant to its standard payroll schedule. All amounts paid to Executive under this Agreement shall be reduced by such amounts as are required to be withheld by law.

     3.2  Bonus. Upon execution of this Agreement, the Company shall pay
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     Executive a bonus of $75,000, reduced by such amounts as are required to be withheld by law. In addition, Executive shall be eligible to participate in the Company's Executive Bonus Program. Such program shall provide an opportunity for Executive to earn annual bonus compensation in the amount of 70% ($245,000) of his annual Base Salary if target performance is achieved; provided, however, that Executive's bonus pursuant to the Company's Executive Bonus Program for fiscal year 2000 shall not be less than $140,000.

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     3.3  Stock Grant.   Upon execution of this Agreement or within ten days
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     thereafter, Company shall grant Executive 50,000 shares of the Company's no par value common stock ("Shares"). Except as otherwise stated herein, the grant of such Shares shall be subject to the terms and conditions of the Planar Systems, Inc. Restricted Stock Award Agreement in the form attached hereto as Exhibit A.

     3.4  Stock Options. Upon execution of this Agreement or within ten days
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     thereafter, Company shall grant Executive options to purchase 250,000 shares of the Company's no par value common stock as follows: (i) options to purchase up to 50,000 shares shall be incentive stock options with an exercise price fixed in accordance with the provisions of the Planar Systems, Inc. 1996 Stock Incentive Plan and the exact number of options determined based on the application of the statutory $100,000 limitation, and (ii) the remaining options shall be nonqualified stock options with an exercise price of $6.5625. Except as otherwise stated herein, such Shares shall be subject to the terms and conditions of the Planar Systems, Inc. Nonqualified Stock Option Agreement in the form attached hereto as Exhibit B and the Planar Systems, Inc. 1996 Stock Incentive Plan and the associated Planar Systems, Inc. 1996 Stock Incentive Plan Stock Option Agreement, respectively.

     3.5  Benefits.  Executive shall be entitled to receive such insurance and
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     other employment benefits as are available to other executive officers of
     Company under the same terms and conditions applicable to such other executive officers. Such benefits may change from time to time or may be eliminated by Company.

     3.6  Business Expenses.  The Company shall, in accordance with, and to the
          -----------------
     extent of, its policies in effect from time to time, reimburse all ordinary and necessary business expenses reasonably incurred by the Executive in performing his duties as an employee of the Company, provided that the Executive accounts promptly for such expenses to the Company in the manner prescribed from time to time by the Company.

     3.7  Vacation. Executive shall be immediately credited with 200 hours of
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     Paid Time Off (PTO) which may be used at Executive's discretion at any time after the date hereof. Except as provided herein, Executive shall be entitled to vacation and sick leave according to the standard policies and procedures of Company.

     3.8  Reimbursement of Professional Expenses. Company shall reimburse
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     professional fees incurred by Executive to obtain tax and financial planning advice up to a maximum amount of $10,000 annually.

                                   ARTICLE 4
                                  TERMINATION
                                  -----------

     4.1  Termination.  This Article 4 governs termination of this Agreement at
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     any time during the term of this Agreement.

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     4.2  Termination for Cause.  The Company may terminate this Agreement and
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     Executive's employment immediately for "Cause" as that term is defined herein, upon written notice to the Executive.

          4.2.1 "Cause" means any one of the following: (a) fraud, (b) misrepresentation by Executive (c) theft or embezzlement of the Company assets, (d) intentional violations of law involving moral turpitude, (e) the continued failure by the Executive to satisfactorily perform his duties as reasonably assigned to the Executive pursuant to Section 2.2 of this Agreement for a period of thirty (30) days after a written demand for such satisfactory performance which specifically and with reasonable detail identifies the manner in which it is alleged that the Executive has not satisfactorily performed such duties, provided, however, that no termination for Cause pursuant to this subparagraph (e) will be effective until after Executive, together with Executive's counsel, have had an opportunity to be heard before the Board, and (f) any material breach of this Agreement which, if curable, has not been cured within thirty
                 (30) days after written notice to Executive of such breach.

          4.2.2 In the event of termination for Cause pursuant to this Section 4.2, the Executive shall be paid his Base Salary through the date of termination specified in any notice of termination. Executive shall not be entitled to any additional compensation or severance.

     4.3  Termination Without Cause. This Section 4.3 shall not be applicable in
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     the event of a Change of Control Termination (which shall be governed by
     Article 6), where Cause for termination is asserted or in the event of termination due to Executive's death or Disability.

          4.3.1 Executive may terminate this Agreement and Executive's employment at any time by providing at least thirty (30) days' written notice to Company.

          4.3.2 If any of the following events occur without Executive's prior written consent, Executive may terminate this Agreement and Executive's employment by providing written notice to the Company specifically describing the event upon which such termination is based not later than ninety (90) days after the occurrence of such event:

                 4.3.2.1 A reduction in Executive's Base Salary or annual bonus opportunity under the Company's Executive Bonus Program below the amounts stated in Sections 3.1 and 3.2, respectively.

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                 4.3.2.2  The removal of Executive from the position as Chief
                          Executive Officer of the Company or the institution by the Company of a requirement that Executive regularly report other than to the Board of Directors.

                 4.3.2.3 The institution by the Company of a requirement that Executive be based anywhere other than within 25 miles of Beaverton, Oregon.

          4.3.3 The Company may terminate this Agreement and Executive's employment at any time without Cause upon giving Executive at least thirty (30) days' written notice; provided, however, that the Company shall have the option of making termination of the Agreement and termination of Executive's employment effective immediately upon notice, in which case, in addition to the payments provided for by Section 4.3.4 below, Executive shall be paid his Base Salary through a notice period of thirty (30) days.

          4.3.4 If the Company gives notice pursuant to Section 2.3 that the term of this Agreement shall not be extended, or if this Agreement and Executive's employment are terminated by Executive pursuant to Section 4.3.2 or by the Company pursuant to Section 4.3.3, then:

                 4.3.4.1 for a period of eighteen (18) months following the effective date of Executive's termination, the Company shall continue to pay Executive his Base Salary, payable according to Company's normal payroll practices; and

                 4.3.4.2 If Executive elects to continue his group health benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), the Company shall pay the premium for Executive's COBRA continuation coverage for a period of up to eighteen
                          (18) months; and

                 4.3.4.3 If life and disability insurance coverage maintained by Executive through the Company may, under the terms of the plans, be continued in effect for former employees, Company shall pay the premiums to continue such coverage in effect for a period of eighteen (18) months following the effective date of Executive's termination; and

                 4.3.4.4 All outstanding stock options and stock grants held by Executive at the effective date of Executive's termination that would, by their terms, vest within eighteen (18) months of the effective date of Executive's termination shall become fully vested effective as of the effective date of Executive's termination; and

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                 4.3.4.5  As a condition of receiving the compensation and other benefits pursuant to this Section 4.3.4, Executive agrees to sign, at the time of termination, the form of release attached hereto as Exhibit C.

     4.4  Termination in the Event of Death or Disability.  This Agreement and
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     Executive's employment shall terminate immediately in the event of
     Executive's death or Disability. Executive shall cooperate with the Board to provide information and submit to such examinations as the Board may find necessary to make a determination regarding Executive's Disability.

          4.4.1 In the event of the Executive's death, the Company shall pay Executive's Base Salary owing to Executive as of the date of termination plus an amount equal to eighteen (18) months of Base Salary at the rate in effect at the time of Executive's death. Such amount shall be paid (1) to the beneficiary or beneficiaries designated in writing to Company by Executive,
                 (2) in the absence of such designation, to the surviving spouse, or (3) if there is no surviving spouse, or such surviving spouse disclaims all or any part, then the full amount, or such disclaimed portion, shall be paid to the executor, administrator or other personal representative of Executive's estate. The amount shall be paid as a lump sum as soon as practicable following Company's receipt of notice of Executive's death. No further payments shall be made by Company to Executive.

          4.4.2 In the event of termination due to Executive's Disability, Executive's Base Salary shall be paid through the date of termination. In addition, the Company shall pay Executive a lump sum amount equal to eighteen (18) months Base Salary at the rate in effect at the time of termination. No further payments shall be made by Company to Executive.

          4.4.3 In the event of termination after the second anniversary of the date of this Agreement due to Executive's death or Disability, all outstanding stock options and stock grants held by Executive at the effective date of Executive's termination that would, by their terms, vest within eighteen months of the effective date of Executive's termination shall become fully vested as of the effective date of Executive's termination.

     4.5  Entire Termination Payment.  The compensation provided for in this
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     Article 4 shall constitute Executive's sole remedy for termination of this
     Agreement.

     4.6  Resignation From The Board.  Upon termination of Executive's
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     employment with Company for any reason, Executive shall offer his resignation as a member of the Board and as an officer or director of any subsidiary or affiliate of the Company in which he holds such positions.

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                                   ARTICLE 5
              CONFIDENTIALITY/NONCOMPETITION/CONFLICT OF INTEREST
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     5.1  Proprietary Information.   Executive shall keep confidential, except
          -----------------------
     as the Company may otherwise consent in writing, and not disclose or make any use of except for the benefit of the Company, at any time either during or subsequent to his employment by the Company, any Proprietary Information which he may produce, obtain or otherwise acquire during the course of his employment. As used herein, "Proprietary Information" shall include any trade secrets, confidential information, knowledge, data, or other information of the Company relating to products, processes, know-how, software designs, formulae, test procedures and results, customer lists, business plans, marketing plans and strategies, and pricing strategies, or other subject matter pertaining to any business of the Company for any of its clients, customers, consultants, licensees of affiliates, which information is not in the public domain at the time of the alleged breach. In the event of the termination of the Executive's employment for any reason whatsoever, Executive shall promptly return all records, materials, equipment, drawings, software and the like pertaining to any Proprietary Information.

     5.2  Covenant Not to Compete.  Executive acknowledges that he will provide
          -----------------------
     special skills, and acquire special information, regarding the activities of the Company. Executive agrees, therefore, that he will not, for a period of eighteen (18) months from and after the date he ceases to be employed by the Company, join, control or participate in the ownership, management, operation or control of or be connected with or provide services in any manner to, any business which is in direct or indirect competition with the Company or any of the Company's subsidiaries or affiliates or which is developing products or services which will be in direct or indirect competition with the Company or any of the Company's subsidiaries or affiliates. Executive agrees that he shall be deemed to be "connected with" a business if such a business is carried on by a partnership in which he is a general or limited partner or employee of a corporation or association of which he is a shareholder, officer, director, employee, member, consultant or agent; provided, that nothing herein shall prohibit the purchase or ownership by him of shares of less than five percent (5%) in a publicly or privately held corporation. The non-competition restrictions of this section are effective regardless of the reason for Executive's termination of employment with the Company.

     5.3  Consent to Injunction.  Executive agrees that the Company will or
          ---------------------
     would suffer an irreparable injury if Executive were to breach Section 5.1 or 5.2 of this Agreement and that the Company would by reason of such breach be entitled to injunctive relief in a court of appropriate jurisdiction and Executive stipulates to the entering of such injunctive relief.

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     5.4  Severability.  The parties intend that the covenants contained in
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     Section 5.2 be deemed to be separate covenants as to each county and state, and that if in any judicial proceeding a court shall refuse to enforce all of the separate covenants included herein because, taken together, they cover too extensive a geographic area or because any one includes too large an area or because they are excessive as to duration, the parties intend that such covenants shall be reduced in scope to the extent required by law or, if necessary, eliminated from the provisions hereof, and that all of the remaining covenants hereof not so affected shall remain fully effective and enforceable.

     5.5  Assignment of Inventions.  As used in this Agreement, "inventions"
          ------------------------
     shall include, but not be limited to, ideas, improvements, designs, and discoveries. Executive hereby assigns and transfers to the Company his entire right, title and interest in and to all inventions whether or not conceived by Executive (whether made solely by Executive or jointly with others) during the period of his employment with the Company which relate in any manner to the actual or demonstrably anticipated business, work, or research and development of the Company or its subsidiaries, or result from or are suggested by any tasks assigned to Executive or any work performed by Executive for or on behalf of the Company or its subsidiaries.
     Executive agrees that all such inventions are the sole property of the Company. The provisions of this Section 5.5 are subject to and qualified by Executive's obligation to assign to Tektronix, Inc. any inventions developed by Executive during the six-month period following Executive's termination of employment from Tektronix that relate to Tektronix activities or that result from tasks assigned to Executive by Tektronix.

     5.6  Disclosure of Inventions, Patents.  Executive agrees that in
          ---------------------------------
     connection with any invention as defined in Section 5.5, above:

          5.6.1 Executive will disclose such invention promptly in writing to the Board regardless of whether he believes the invention is protected by applicable state law, in order to permit the Company to claim rights to which it may be entitled under this Agreement. Such disclosure shall be received in confidence by the Company;

          5.6.2 Executive will, at the Company's request, promptly execute a written assignment of title to the Company for any invention required to be assigned by Section 5.5 ("assignable invention") and Executive shall preserve any such assignable invention as confidential information of the Company;

          5.6.3 Upon request, Executive agrees to assist the Company or its nominee (at its expense) during and at any time subsequent to his employment in every reasonable way to obtain for its own benefit patents and copyrights for such assignable inventions in any and all countries. Executive agrees to

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                 execute such papers and perform such lawful acts as the Company deems to be reasonably necessary to allow it to exercise all right, title, and interest in such patents and copyrights; and

          5.6.4 Executive agrees to submit a list of inventions made prior to his employment by the Company on Exhibit D attached hereto and incorporated by reference herein.

     5.7  Execution of Documentation.  In connection with Section 5.5 and
          --------------------------
     Section 5.6, Executive further agrees to execute, acknowledge and deliver to the Company or its nominee upon request and at its expense all such assignments of inventions, patents, and copyrights to be issued therefor, as the Company may determine necessary or desirable for which to apply.

     5.8  Third-Party Obligations.  Executive acknowledges that the Company from
          -----------------------
     time to time may have agreements with other persons or with the U.S. Government, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work thereunder or regarding the confidential nature of such work. Executive agrees to be bound by all such obligations and restrictions.

     5.9  Confidentiality or Non-Competition Obligations Owed to Others.
          -------------------------------------------------------------
     Executive represents that his employment by the Company does not breach any agreement to keep in confidence proprietary information, knowledge, or data acquired by Executive in confidence or in trust prior to his employment with the Company, nor does it breach any restrictive covenant or noncompetition agreements. Executive will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any previous employer or others. Executive agrees not to enter into any agreement either written or oral in conflict herewith.

     5.10 Conflict of Interest.  During Executive's employment with the
          --------------------
     Company, Executive will engage in no activity or employment which may conflict with the interest of the Company without the prior written consent of the Company and will comply with the Company's policies and guidelines pertaining to business conduct and ethics.

     5.11 Survival of Obligations.  The provisions of this Article 5 shall
          -----------------------
     survive termination of this Agreement.

                                   ARTICLE 6
                               CHANGE OF CONTROL
                               -----------------

     For purposes of this Article 6, the following definitions shall be applied:

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     6.1  Definitions.
          ------------

          6.1.1  "Change of Control" shall mean any of the following events:
                  -----------------

                 6.1.1.1 the approval by the Company's shareholders of a merger, reorganization, consolidation or similar transaction (a "Merger") to which the Company is a party unless the individuals and entities who were the beneficial owners (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of the common stock and other securities of the Company that are entitled to vote generally in the election of directors (collectively, "Voting Securities") immediately prior to the effective date of the Merger would have beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) immediately after the effective date of the Merger of more than fifty percent (50%) of the total combined voting power of the common stock and other securities entitled to vote generally in the election of directors of the corporation resulting from the Merger in substantially the same proportions relative to each other as their ownership of Voting Securities immediately prior to the effective date of the Merger;

                 6.1.1.2 the acquisition (other than directly from the Company) by any person or entity, or group of associated persons or entities acting in concert of direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of securities of the Company representing twenty-five percent (25%) or more of the total combined voting power of the Company's then issued and outstanding securities;

                 6.1.1.3 the approval by the Company's shareholders of the sale of all or substantially all of the assets of the Company to any person or entity which is not a wholly-owned subsidiary of the Company; or

                 6.1.1.4 the approval by the Company's shareholders of any plan or proposal for the liquidation of the Company.

          6.1.2  "Good Reason" shall mean a good faith determination by
                  -----------
                 Executive, in Executive's reasonable judgment, that any one or more of the following events has occurred without Executive's express written consent, after a Change of Control:

                 6.1.2.1 A change in Executive's responsibilities, titles or offices as in effect immediately prior to the Change of Control, or any removal of Executive from, or any failure to re-elect Executive to, any of

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                          such positions, which has the effect of materially
                          diminishing Executive's responsibility or authority;

                 6.1.2.2 A reduction by Company in Executive's Base Salary as in effect immediately prior to the Change of Control or any failure to pay Executive any compensation or benefits to which he or she is entitled when due;

                 6.1.2.3 A requirement by Company that Executive be based anywhere other than within 25 miles of Beaverton, Oregon;

                 6.1.2.4 Without replacement by plans, programs or arrangements which, taken as a whole, provide benefits to Executive at least reasonably comparable to those discontinued or adversely affected, (A) the failure by Company to continue in effect (without reduction in benefit level and/or reward opportunities), any material compensation or employee benefit plan, program or arrangement in which Executive was participating immediately prior to a Change of Control; or (B) the taking of any action by Company that would materially adversely affect Executive's participation or materially reduce Executive's benefits under any of such plans, programs or arrangements;

                 6.1.2.5 The failure by Company to obtain an agreement, reasonably satisfactory to Executive, from any successor or assign of the Company to assume and agree to perform this Agreement; or

                 6.1.2.6 Any material breach of this Agreement by Company which breach is not remedied for a period of thirty (30) days following written notice by Executive to Company, which notice specifically identifies the nature of the breach.

          6.1.3  "Change of Control Termination" shall mean, with respect to
                  -----------------------------
                 Executive, any of the following events occurring within two years after a Change of Control:

                 6.1.3.1 Termination of the Executive's employment by the Company for any reason other than for Cause, as defined in Section 4.2.1 of this Agreement.

                 6.1.3.2 Termination of the Executive's employment by the Executive pursuant to Section 6.2 of this Agreement. A Change of Control Termination shall not, however, include termination by death or disability.

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     6.2  Change of Control Termination Right.  For a period of two (2) years
          -----------------------------------
          following a Change of Control, Executive shall have the right, at any time and within Executive's sole discretion, to terminate employment with Company for Good Reason. Such termination shall be accomplished by, and effective upon, Executive giving written notice to Company of Executive's decision to terminate.

     6.3  Change of Control Termination Payment.  In the event of a Change of
          -------------------------------------
          Control Termination, then, and without further action by the Board, the Company shall provide the benefits identified in Sections 4.3.4.2,
          4.3.4.3 and 4.3.4.4 of this Agreement and, within ten (10) days of such termination, make a lump sum payment to Executive in an amount equal to eighteen (18) months Base Salary at the higher of (i) the rate in effect on the date of the Change of Control, or (ii) the rate in effect on the date of the Change of Control Termination.

     6.4  Interest.  In the event the Company does not make timely payment in
          --------
          full of the Change of Control Termination payment described in Section 6.3, Executive shall be entitled to receive interest on any unpaid amount at the prime rate of interest (or such comparable index as may be adopted) established from time to time by the Company's principal banking institution.

     6.5  Attorneys' Fees.  In the event Executive incurs any legal expense to
          ---------------
          enforce or defend his or her rights under this Article VI of this Agreement, or to recover damages for breach thereof, Executive shall be entitled to recover from Company any expenses for attorneys' fees and disbursements incurred.

                                   ARTICLE 7
                              GENERAL PROVISIONS
                              ------------------

     7.1  Notices.  All notices, requests and demands given to or made pursuant
          -------
     hereto shall, except as otherwise specified herein, be in writing and shall be deemed to have been duly given to any party when delivered personally (by courier service or otherwise), when delivered by facsimile and confirmed by return facsimile, or three days after being mailed by first-class mail, postage prepaid and return receipt requested in each case to the applicable address as set forth at the beginning of this Agreement. Either party may change its address, by notice to the other party given in the manner set forth in this Section.

     7.2  Caption. The various headings or captions in this Agreement are for
          -------
     convenience only and shall not affect the meaning or interpretation of this Agreement.

     7.3  Governing Law/Forum.  The validity, construction and performance of
          -------------------
     this Agreement shall be governed by the laws of the State of Oregon. The exclusive forum for any disputes arising under this Agreement that are not subject to arbitration shall be the appropriate state or federal court located in Portland, Oregon.

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

     7.4  Mediation.  In case of any dispute arising under this Agreement which
          ---------
     cannot be settled by reasonable discussion, the parties agree that, prior to commencing any arbitration proceeding as contemplated by Section 7.5 they will first engage the services of a professional mediator agreed upon by the parties and attempt in good faith to resolve the dispute through confidential nonbinding mediation. Each party shall bear one-half of the mediator's fees and expenses and shall pay all of its own attorneys' fees and expenses related to the mediation.

     7.5  Arbitration.  Any dispute concerning the interpretation, construction,
          -----------
     breach or enforcement of this Agreement or arising in any way from Executive's employment with the Company or termination of employment shall be submitted to final and binding arbitration. The arbitration is to be conducted before a single arbitrator in Portland, Oregon. The arbitration shall be conducted pursuant to the rules of the American Arbitration Association ("AAA"). Executive and the Company agree that, except for Company's right to ask a court for injunctive relief pursuant to Section 5.3, the procedures outlined in Section 7.4 and 7.5 are the exclusive method of dispute resolution.

     7.6  Attorney Fees.  If any action at law, in equity or by arbitration is
          -------------
     taken to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled, including fees and expenses on appeal.

     7.7  Construction.  Wherever possible, each provision of this Agreement
          ------------
     shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     7.8  Waivers.  No failure on the part of either party to exercise, and no
          -------
     delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by any related document or by law.

     7.9  Successors and Assigns.  This Agreement shall be binding upon and
          ----------------------
     inure to the benefit of the Company and its successors and assigns, and shall be binding upon the Executive, his administrators, executors, legatees, and heirs. In that this Agreement is a personal services contract, it shall not be assigned by the Executive.

     7.10  Modification.  This Agreement may not be and shall not be modified or
           ------------
     amended except by written instrument signed by the parties hereto.

     7.11  Entire Agreement.  This Agreement constitutes the entire agreement
           ----------------
     and understanding between the parties hereto in reference to all the matters herein agreed

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

     upon. This Agreement replaces and supersedes all prior agreements or understandings of the parties hereto with respect to the subject matter hereof.

     7.12  Board Approval.  This Agreement shall be subject to approval by the
           --------------
     Board.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

EXECUTIVE                               PLANAR SYSTEMS, INC.


/s/ Balakrishnan Krishnamurthy          By: /s/ William D. Walker
------------------------------              ---------------------------
Balakrishnan Krishnamurthy              Title: President and CEO


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